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                     AMERIGAS PARTNERS, L.P. SUBSIDIARY LIST

                                   EXHIBIT 21


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Subsidiaries of AmeriGas Partners, L.P.                       Ownership         State
--------------------------------------                        ---------         -----
AmeriGas Finance Corp.                                        100%              DE
AmeriGas Propane, L.P.                                        98.99%            DE
     AmeriGas Eagle Propane, L.P.                             99%               DE
          AmeriGas Eagle Parts & Service, Inc.                100%              PA
     AmeriGas Propane Parts & Service, Inc.                   100%              PA
     AmeriGas Eagle Propane, Inc.                             100%              DE
          AmeriGas Eagle Holdings, Inc.                       100%              DE
AmeriGas Eagle Finance Corp.                                  100%              DE
AP Eagle Finance Corp.                                        100%              DE

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